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Exhibit 10.35
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                         AMENDMENT TO  CREDIT AGREEMENT
                         ------------------------------


     THIS AMENDMENT is made as of March 30, 1999 by and among BOSTON BEER COMPANY LIMITED PARTNERSHIP (the "Partnership") and THE BOSTON BEER COMPANY,
                                  -----------
INC. (the "Corporation") (collectively, the "Borrowers", and individually, a
           -----------                       ---------
"Borrower")'; and FLEET NATIONAL BANK (the "Bank").
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                                    RECITALS
                                    --------

     A. The Bank and the Borrowers are parties to a Credit Agreement dated as of March 21, 1997, as modified by a letter agreement dated July 11, 1997 (as modified, the "Loan Agreement"). Capitalized terms used herein without
               --------------
definition have the meanings assigned to them in the Loan Agreement.

    B. The Borrowers have requested that, among other things, the Bank (i) extend the Expiration Date, the Conversion Date and the Maturity Date and (ii) reduce the interest rates applicable to the Loans.

     C. Subject to certain terms and conditions, the Bank is willing to agree to the same, as hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.   Amendments to Loan Agreement.
     ----------------------------

     A.   Extension of Dates in Section 1.1.  The "Expiration Date" as defined
          ---------------------------------
in Section 1.1(a) is hereby extended to mean March 31, 2004. The "Conversion Date" as defined in Section 1.1(b) is hereby extended to mean March 31, 2002. The date on which quarterly installments of Term Loan Principal repayments shall commence under Section 1.1(c) is hereby extended to mean June 30, 2002 and "Maturity Date" as defined in Section 1.1(c) is hereby extended to mean March 31, 2007.

     B.   Interest Rates.  Section 1.3(a) is hereby deleted in its entirety and
          --------------
replace with the following:

     "(a) Subject to this Agreement, the Borrowers may elect an interest rate for each Revolving Loans A and Revolving Loans B based on either (i) the Alternative Prime Rate or (ii) the applicable Libor Rate (as defined on Schedule B hereto) plus .45%. Subject to the terms and
                     ----------
          conditions of this Agreement, the Borrowers may elect an interest rate for the Term Loan based on either (i) the Alternative Prime Rate or
          (ii) the applicable Libor Rate plus .70%. Each Prime Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime Rate (which rate shall change contemporaneously with any change in the Prime Rate), payable on the last day of each fiscal quarter, commencing on March 31, 1999, and when such Prime Rate Loan is due (whether at maturity, by reason of acceleration or otherwise). Libor Loans shall bear interest, and otherwise be governed, in accordance with Schedule B (the "Libor
                                                    ----------       -----
          Terms")."

     C.   Use of Proceeds.  Section 1.10 is hereby amended to permit proceeds of
          ---------------
up to $10,000,000 in the aggregate to be used for Permitted Acquisitions.

     D.   Net Worth Covenant.  Section 5.1(a) is hereby deleted in its entirety
          ------------------
and replaced with the following:

     "(a) Maintain at all times during the period from March 31, 1999 through
          June 29, 1999 a Tangible Net Worth of the Corporation of not less than $70,000,000, plus 50% of the positive Net Income (with no reduction for losses) for the fiscal quarter ended March 31, 1999; and, thereafter maintain Tangible Net Worth of the Corporation at all times during each fiscal quarter of at least (i) the minimum amount of Tangible Net Worth required hereunder as of the last day of the immediately
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          preceding fiscal quarter, plus (ii) 50% of the positive Net Income
          (with no reduction for losses) for such immediately preceding fiscal quarter, plus (iii) 100% of Net Equity Proceeds received by the Corporation during such fiscal quarter."

     E.   Profitability.  Section 5.1(d) is hereby deleted in its entirety and
          -------------
replaced with the following:

     "(d) As to the Corporation, (i) for any trailing four consecutive fiscal quarter-period earn Net Income of at least $1.00 and (ii) not have two consecutive fiscal quarters in which Net Income for each such fiscal quarter is less than $0."

     F.   Indebtedness.  Section 6.1(b) is deleted in its entirety and replaced
          ------------
with the following:

     "(b) Indebtedness represented by amortization of the signing payment received by the Corporation under its 1998 glass bottle contract;"

     G.   New Provisions.  The following provision is added to the Loan
          --------------
Agreement as Section 8.13.

     "8.13 Miscellaneous
           -------------

     (a) The Bank may assign its rights and interests under this Agreement, the Notes and the other Loan Documents and delegate its obligations hereunder and thereunder, in whole or in part; provided that in connection with any such assignment, the assignee shall assume such rights, interests and obligations in writing. The Bank may at any time pledge all or any portion of its rights under any Loan Document (including any portion of the Notes) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
          Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrowers to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to
          ------------
          lend hereunder and/or any or all of the Obligations. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with the Bank in connection with its rights and obligations hereunder. Each of the Borrowers authorizes the Bank to disclose to any participant or assignee any prospective participant or assignee any and all information in the Bank's possession concerning the Borrowers which has been delivered to the Bank by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to the Bank by or on behalf of the Borrowers in connection with the Bank's credit evaluation prior to becoming a party to this Agreement.

     (b) Upon receipt of an appropriate and reasonably acceptable affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the any Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, the Borrowers will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount and in any event of like tenor.

     (c)  All agreements between any one or more of the Borrowers (on the one hand) and the Bank (on the other hand) are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Notes or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Obligations represented by the Notes exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrowers and the Bank, in the execution, delivery and acceptance of the Notes, to contract in strict compliance with the laws of the Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Notes or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any
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          circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest. The provisions of this Section 8.13(c) shall control every other provision of this Agreement and of the Notes."

     H.   Amended Definitions.  The definitions of "Permitted Acquisition" and
          -------------------
"Prime Rate" in Schedule A are amended to read in their entirety as follows:

          Permitted Acquisitions:  any acquisition of stock or assets by the
          ----------------------
          Corporation which has met the following conditions: (a) the aggregate amount of proceeds of the Loans used in all such acquisitions since the date of this Agreement shall not exceed $10,000,000, (b) the aggregate amount paid in cash or cash equivalents by the Borrowers and their Subsidiaries in connection with all such acquisitions since the date of this Agreement (whether or not proceeds of the Loans) shall not exceed $20,000,000, (c) after giving effect to such acquisition, on a pro forma basis as of the most recently ended fiscal quarter, the
               --- -----
          Borrowers shall be in full compliance with all of its obligations set forth in Section 5 of this Agreement, (d) if such acquisition is a stock acquisition and the acquired company or companies is not being merged into the Corporation simultaneously and is or becomes a Material Subsidiary, such acquired company or companies shall prior to or upon becoming a Material Subsidiary execute an unlimited guaranty in form satisfactory to the Bank, guaranteeing all existing and future obligation of the Borrowers to the Bank, (e) prior notice of such acquisition shall have been delivered to the Bank, describing the terms of such acquisition, including the purchase price thereof, and whether the acquired company or companies are or are intended to become Material Subsidiaries, and (f) no Default shall exist hereunder or result from such acquisition. The Bank acknowledges that the Schoenling Brewery acquisition which closed in March, 1997 (and the subsequent real property acquisition relating thereto) are Permitted Acquisitions not included in the $10,000,000 and $20,000,000 thresholds set forth above.

          "Prime Rate:  The variable per annum rate of interest so designated
           ----------
          from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer."

     I.   New Definition:  "Net Equity Proceeds."  The definition of the term
          -------------------------------------
"Net Equity Proceeds" is hereby added to Schedule A in the proper alphabetical order:

          "Net Equity Proceeds":  The cash proceeds (net of reasonable out-of-
           -------------------
          pocket fees and expenses) received by the Corporation or any of its Subsidiaries in connection with any issuance by the Corporation or any its Subsidiaries after March 31, 1999 of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests to, or receipt of a capital contribution from, any Person (other than an officer, employee or director of the Borrower or any its Subsidiaries or the Borrower with respect to capital contributions to such Subsidiaries)."

     J.   Libor Terms.  The following changes are made to Schedule B regarding
          -----------                                     ----------
Libor Terms:

     (a) The definition of "Libor Base Rate" and "Adjusted Libor Rate are hereby deleted in their entirety.

     (b) All references in the Loan Agreement to "Libor Base Rate" or "Adjusted Libor Rate" shall hereafter mean and be a reference to the "Libor Rate".

     (c)  The following definition of "Libor Rate" is added to Schedule B:

          Libor  Rate:  With respect to each Interest Period for a Libor Loan,
          -----------
          that rate per annum (rounded upward, if necessary, to the nearest 1/32nd of one percent) which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on that day that is two London Banking

          Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Libor Rate for such Interest Period shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period shown on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on that day that is two London Banking Days prior to the beginning of such Interest Period. "London Banking Day" shall mean
                                                  ------------------
          any date on which commercial banks are open for business in London. If both the Telerate and Reuters systems are unavailable, then the Libor Rate for any Interest Period will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on that day that is two London Banking Days preceding the first day of such Interest Period, as selected by the Bank. The principal London office of each of four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m., New York City time, on that day that is two London Banking Days preceding the first day of such Interest Period. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that the Libor Rate for the proposed Interest Period cannot be determined. The Bank shall give prompt notice to the Borrowers of the Libor Rate as determined for each Libor Loan and such notice shall be conclusive and binding, absent manifest error. In the event that the Board of Governors of the Federal Reserve System shall impose a Libor Reserve Requirement with respect to Libor deposits of the Bank, then for any period during which such Libor Reserve Requirement shall apply, the Libor Rate shall be equal to the amount determined above, divided by an amount equal to 1 minus the Libor Reserve Requirement. The Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Reserve Requirement with respect to the Bank.

II.  No Further Amendments.
     ---------------------

     Except as specifically amended hereby, the Loan Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed in all respects, and the indebtedness of the Borrowers to the Bank evidenced thereby and by the Notes is hereby reaffirmed in all respects. On and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference in any of the Loan Documents, to the Loan Agreement, "thereunder", "thereof", or words of like import referring to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.

III. Certain Representations of the Borrowers.
     ----------------------------------------

     As a material inducement to the Bank to enter into this Amendment, the Borrowers hereby represent and warrant to the Bank (which representations and warranties shall survive the delivery of this Amendment), after giving effect to this Amendment, as follows:

     A. The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower.

     B. The representations and warranties contained in Section 4 of the Loan Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been permitted under the terms of the Loan Agreement or otherwise in writing by the Bank). No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of Borrower from that disclosed in the financial statements most recently furnished to the Bank pursuant to
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Sections 4.1(a) or (b) to the Loan Agreement. To the knowledge of the Borrower, no Default has occurred and is continuing.

     C. This Amendment constitutes the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

IV.  Miscellaneous.
     -------------

     A. The Borrowers represent, warrant, and agree that the Borrowers have no claims, defenses, counterclaims, or offsets against the Bank in connection with the Loan Agreement or the Obligations and, to the extent that any such claim, defense, counterclaim, or offset may exist, the Borrower hereby affirmatively WAIVES AND RELEASES the Bank from the same.

     B. As provided in the Loan Agreement, the Borrowers agree to reimburse the Bank upon demand for all reasonable out-of-pocket costs, charges, liabilities, taxes and expenses of the Bank (including reasonable fees and disbursements of counsel to the Bank) in connection with the (a) preparation, negotiation, interpretation, execution and delivery of this Amendment and any other agreements, instruments and documents executed pursuant or relating hereto, and (b) any enforcement hereof.

     C. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     D. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.



                    **The Next Page is the Signature Page**
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     IN WITNESS WHEREOF, the Bank and the Borrowers have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

                             THE BOSTON BEER COMPANY, INC.


                             By:                  /s/ Alfred W. Rossow, Jr.
                                                  Treasurer and CFO


                             BOSTON BEER COMPANY LIMITED PARTNERSHIP

                             By:  Boston Brewing Company, Inc., its General
                                  Partner


                                     By:             /s/ Alfred W. Rossow, Jr.
                                     Title:          Vice President



                             FLEET NATIONAL BANK


                             By:                     /s/ Susan Mason
                                                     Vice President
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                             GUARANTOR CONFIRMATION
                             ----------------------

          The undersigned being guarantor of the Obligations (as defined in a certain Unlimited Guaranty dated March 21, 1997) of the Borrowers to the Bank and intending to be legally bound thereunder hereby agrees and consents to the above Amendment. The undersigned hereby further confirms and reaffirms, all and singular, the terms of such Unlimited Guaranty.

Dated as of March 30, 1999.

                                              SAMUEL ADAMS BREWERY COMPANY, LTD.



                                               By:    /s/ Alfred W. Rossow, Jr.
                                                      Treasurer and CFO